UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2018

CARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36279	75-3175693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Stamford Plaza 107 Elm Street, 9th Floor Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 406-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02	Results of Operations and Financial Condition.

On July 17, 2018, Cara Therapeutics, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a preliminary prospectus supplement pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), in which the Company disclosed that, as of June 30, 2018, it had approximately $132.0 million of cash, cash equivalents and marketable securities.

The information in this Item 2.02 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, regardless of any general incorporation language.

Item 8.01.	Other Events.

On July 17, 2018, the Company issued a press release announcing that it had commenced a public offering of its common stock. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

On July 17, 2018, the Company updated its corporate slide presentation that will be used by its representatives in connection with investor meetings and presentations from time to time (the “Corporate Presentation”). The Corporate Presentation is filed as Exhibit 99.2 to this Current Report on Form 8-K. The Corporate Presentation is current as of July 17, 2018, and the Company disclaims any obligation to update the Corporate Presentation in the future except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated July 17, 2018.

99.2	Corporate presentation dated July 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARA THERAPEUTICS, INC.

By:	/s/ Mani Mohindru, Ph.D.
Mani Mohindru, Ph.D.
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: July 17, 2018